Exhibit 99.1

Investor and Media Contact: Richard E. Koch

(203) 750-3254

  News

Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton MO 63105-3443

FOR IMMEDIATE RELEASE

Olin to Present at Fulcrum Global Partners Meetings

CLAYTON, MO, May 17, 2005 -- Olin Corporation's (NYSE: OLN) senior management will make presentations to investors at meetings hosted by Fulcrum Global Partners in New York City on May 19.

Copies of the presentation slides and background information will be available on May 18 after 5 pm to all investors, news media and the general public on Olin's web site www.olin.com in the Investor section under Recent Press Releases and Speeches. These presentations will not be webcast.

Olin Corporation is a manufacturer concentrated in three business segments: Metals, Chlor Alkali Products and Winchester. Metals products include copper and copper alloy sheet, strip, foil, and rod, welded tube, fabricated parts, and stainless steel strip. Chlor Alkali Products manufactures chlorine and caustic soda, sodium hydrosulfite, hydrochloric acid, hydrogen, potassium hydroxide and bleach products. Winchester products include sporting ammunition, canister powder, reloading components, small caliber military ammunition and industrial cartridges.

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